Exhibit 15



                                   1345 Avenue of the Americas
                                   New York, NY 10105


May 13, 1996

The Brooklyn Union Gas Company
One MetroTech Center
Brooklyn, NY 11201

Gentlemen:

We are aware that The Brooklyn Union Gas Company has incorporated by reference in its previously filed Registration Statements No. 33-66182, No. 33-61283, and No. 33-51561, its Form 10-Q for the
quarter ended March 31, 1996, which includes our report dated
April 24, 1996 covering the unaudited interim financial information contained therein. Further, we understand that on May 10, 1996, the Company filed a Registration Statement on Form-S3 related to its Dividend Reinvestment and Stock Purchase Plan. The
registration statement number is not presently available.   We are
aware that the March 31, 1996 Form 10-Q shall be deemed
incorporated by reference in such Form S-3.   Pursuant to
Regulation C of the Securities Act of 1933, our report is not considered a part of the registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


Very truly yours,


ARTHUR ANDERSEN LLP